UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2020

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710075
(Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On January 3, 2020, China Recycling Energy Corporation, a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Lender”).

Pursuant to the Agreement, the Company and Lender agreed to partition a new Promissory Note in the original principal amount of $150,000 (the “Partitioned Note”) from a Promissory Note (the “Note”) issued by the Company on April 14, 2019, which was exchanged from a Convertible Note originally issued by Company on January 31, 2019 and then the outstanding balance of the Note shall be reduced by an amount equal to the initial outstanding balance of the Partitioned Note. The Company and Lender further agreed to exchange the Partitioned Note for the delivery of 500,000 shares of the Company’s Common Stock, par value $0.001 according to the terms and conditions of the Agreement.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P. dated January 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: January 8, 2020	/s/ Guohua Ku
Guohua Ku, Chairman & Chief Executive Officer

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